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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 26, 1998


              STARWOOD HOTELS & RESORTS                             STARWOOD HOTELS & RESORTS
                                                                          WORLDWIDE, INC.
 (Exact Name of Registrant as Specified in Charter)     (Exact Name of Registrant as Specified in Charter)

                      Maryland                                               Maryland
            (State or Other Jurisdiction                           (State or Other Jurisdiction
                 of Incorporation)                                      of Incorporation)

                       1-6828                                                 1-7959
              (Commission File Number)                               (Commission File Number)

                     52-0901263                                             52-1193298
        (I.R.S. Employer Identification No.)                   (I.R.S. Employer Identification No.)

               777 Westchester Avenue                                 777 Westchester Avenue
            White Plains, New York 10604                           White Plains, New York 10604
          (Address of Principal Executive                        (Address of Principal Executive
            Offices, including Zip Code)                           Offices, including Zip Code)

                   (914) 640-8100                                         (914) 640-8100
          (Registrant's telephone number,                        (Registrant's telephone number,
                including area code)                                   including area code)
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Item 5.   Other Events.

          Proposed Restructuring. On August 26, 1998, Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels &
Resorts Worldwide, Inc., a Maryland corporation (the "Corporation," and together with the Trust, "Starwood"), announced that the Board of Trustees of the Trust and the Board of Directors of the Corporation (the "Boards") had approved a proposal to restructure the Trust and the Corporation (the "Restructuring").

          In the Restructuring, a newly organized, wholly owned subsidiary of the Corporation will merge into the Trust, with the result that the Trust will become a subsidiary of the Corporation and each outstanding common share of beneficial interest in the Trust (a "Trust Share") will be converted into one share of newly created, non-voting Class B Shares of beneficial interest in the Trust. Holders of Class B Shares will be entitled to receive a non-cumulative annual dividend of $.60 per share (which amount will increase by 15% per year, subject to certain conditions) to the extent the dividend is declared by the Board of Trustees of the Trust. Each Class B Share will be attached to and trade as a unit with the share of the Corporation's common stock that had been "paired" with the Trust Share converted into that Class B Share.

          Upon consummation of the Restructuring, Barry S. Sternlicht, currently
President and Chief Executive Officer of the Trust, will become Chairman and Chief Executive Officer of the Corporation, and Richard D. Nanula, currently the
Corporation's President and Chief Executive Officer, will become President and
Chief Operating Officer of the Corporation.

          Consummation of the Restructuring is expected to occur in January 1999 and is subject to, among other conditions, approval of the transaction by the holders of a majority of Starwood's outstanding Paired Shares and the holders of the two classes of the Trust's exchangeable preferred shares (voting as a single class) currently outstanding and the receipt of certain regulatory and third-party consents and approvals.

          In connection with the Restructuring, Starwood will incur a non-recurring special charge of approximately $1.2 billion, substantially all of which will represent a deferred tax liability that will result from the combination as required by the Statement of Financial Accounting Standards No.
109.

          Change in Dividend Policy. The Board of Trustees of the Trust has determined that commencing with the dividend paid for the fourth quarter of 1998, the Trust's current per share dividend of $.52 per quarter will decrease to $.15 per quarter ($.60 on an annual basis).

          Share Repurchase Program. The Boards also have authorized, and
Starwood has received financing commitments for, the repurchase from time to time of up to $1 billion of Starwood's currently outstanding Paired Shares. Such repurchases may be made on the New York Stock Exchange or otherwise from time to time at prices deemed advantageous by the Executive Committees of the Boards, and also may include the repurchase of shares issued in earlier forward equity transactions and transactions in derivatives (such as the sale of put options) of Paired Shares.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

STARWOOD HOTELS & RESORTS               STARWOOD HOTELS & RESORTS
                                        WORLDWIDE, INC.



By: /s/ STEVEN M. GOLDMAN               By: /s/ RONALD C. BROWN
   -----------------------                 ------------------------
   Steven M. Goldman                       Ronald C. Brown
   Executive Vice President                Executive Vice President


Date: September 2, 1998